Exhibit 5

[PATTON BOGGS LLP LETTERHEAD]

April 6, 2011

Board of Directors
First Federal Bancshares of Arkansas, Inc.

1401 Highway 62-65 North
Harrison, Arkansas

Re: Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended and supplemented, the “Registration Statement”), as filed on April 6, 2011 with the U.S. Securities and Exchange Commission (the “SEC”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance to its stockholders of record as of 5:00 p.m. Eastern Time on March 23, 2011 (the “Record Date”) of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to an aggregate of 2,908,071 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”).  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the stockholders of record as of the Record Date in connection with the Rights Offering.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) a specimen certificate representing the Rights Shares, (iii) the Articles of Incorporation, as amended, of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Rights and the Rights Shares.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

The following opinion is limited in all respects to matters of the State of Texas relating to corporation law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Rights Shares have been duly authorized, and when issued and delivered against payment therefor in accordance with the terms of the Rights and the Registration Statement following the effectiveness of the Registration Statement and while the Registration Statement remains effective, will be validly issued, fully paid and non-assessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter.  This opinion may be used only in connection with the issuance of the Rights and the offer and sale of the Rights Shares following the effectiveness of the Registration Statement and while the Registration Statement remains effective.

We hereby consent to your filing of this opinion with the SEC as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the Prospectus contained therein.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP